EXHIBIT 4.2

                          AMENDMENT NO. 2

                                TO

        REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


          THIS AMENDMENT NO. 2 ("Amendment No. 2") is entered into as of March 10, 1994, by and among GRANITEVILLE COMPANY ("Graniteville"), a corporation organized under the laws of the State of South Carolina, C.H. PATRICK & CO., INC. ("Patrick"), a corporation organized under the laws of the State of South Carolina (Graniteville and Patrick each a "Borrower" and, jointly and severally, the "Borrowers"), the undersigned financial institutions (jointly and severally, the "Lenders") and THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT"), a corporation organized under the laws of the State of New York, as agent for the Lenders (CIT in such capacity, the "Agent").

.                           BACKGROUND

          Borrowers, Lenders and Agent are parties to a Revolving Credit, Term Loan and Security Agreement dated as of April 23, 1993 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provided Borrowers with certain financial accommodations.

          Borrowers have requested that Lenders increase both the inventory sublimit and Maximum Revolving Advance Amount by $7,000,000 during the period commencing March 10, 1994 through and including September 1, 1994 and Lenders are willing to do so on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

          2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

          (a) Section 1.2 of the Loan Agreement is hereby amended as follows:

               (i) the following defined terms are hereby added in the appropriate alphabetical order:

               "Facility Increase Period" shall mean the period commencing March 10, 1994 through and including September 1, 1994.

               "Maximum Inventory Advance Amount" shall mean (i)
               $42,000,000 during the Facility Increase Period, and (ii) $35,000,000 at all other times.

               (ii) the following defined terms are hereby amended in their entirety to provide as follows:

               "Graniteville Sublimit" shall mean (i) $107,000,000 during the Facility Increase Period, and (ii) $100,000,000 at all other times, less at all times the outstanding amount of Revolving Advances made to Patrick.

               "Maximum Loan Amount" shall mean (i) $187,000,000 during the Facility Increase Period less repayments of the Term Loan, and (ii) $180,000,000 at all other times less repayments of the Term Loan.

               "Maximum Revolving Advance Amount" shall mean (i)
               $107,000,000 during the Facility Increase Period, and (ii) $100,000,000 at all other times.

               (iii) All references to "DWG" shall be deemed to be references to "Triarc Companies, Inc."

          (b) Subsection (a)(II)(iii)(x) of Section 2.1 of the Loan Agreement is hereby amended by deleting "$35,000,000" and inserting "the Maximum Inventory Advance Amount" in its place and stead.

          (c) Subsection (c)(iii) of Section 2.1 of the Loan Agreement is hereby amended by deleting "$35,000,000" in the last line thereof and inserting "the Maximum Inventory Advance Amount" in its place and stead.

          (d) Subsection (d)(iii) of Section 2.1 of the Loan Agreement is hereby amended by deleting "$35,000,000" in the last line thereof and inserting "the Maximum Inventory Advance Amount" in its place and stead.

          (e) Section 7.10(e) of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "(e) Management Fees paid by Borrowers to DWG not to exceed
               (i) $20,000,000 in the aggregate during the period March 1, 1993 through and including December 31, 1994, and (ii) $7,500,000 during each calendar year commencing January 1, 1995;"

          3. By its execution below, each Lender hereby acknowledges its Commitment Percentage shall be applicable to the increase in the Maximum Loan Amount and Maximum Revolving Advance Amount as set forth in Section 2(a) of this Amendment No. 2.

          4. Conditions of Effectiveness. This Amendment No. 2 shall become effective as of March 10, 1994, upon satisfaction of the following conditions precedent: (i) Agent shall have received ten (10) copies of this Amendment No. 2 executed by Lenders and Borrowers and consented and agreed to by Guarantors, (ii) Agent shall have received, for the ratable benefit of Lenders, a $70,000 amendment fee, and (iii) Agent shall have received opinion of counsel from counsel to Borrowers regarding the execution and delivery of this Amendment No. 2 which shall be in form and substance satisfactory to Agent and its counsel.

          5. Representations and Warranties. Borrowers hereby represent and warrant as follows:

               (a) This Amendment No. 2 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

               (b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 2.

               (c) Borrowers have no defense, counterclaim or offset with respect to the Obligations.

          6.   Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

          7. Governing Law. This Amendment No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

          8. Headings. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose.

          9. Counterparts. This Amendment No. 2 may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the day and year first written above.

                              GRANITEVILLE COMPANY

                              By: JOHN L. BARNES
                             Its: Executive Vice President

                              C.H. PATRICK & CO., INC.


                              By: JOHN L. BARNES
                             Its: Vice President

                              THE CIT GROUP/COMMERCIAL SERVICES, INC., as Lender and as Agent


                              By: KENNETH WENDLER
                             Its: Assistant Vice President


                              BOT FINANCIAL CORP.

                              By: WILLIAM R. YORK, JR.
                             Its: Senior Vice President

                              THE BANK OF NEW YORK
                              COMMERCIAL CORPORATION


                              By: DANIEL MURRAY
                             Its: Vice President


                              FIRST UNION NATIONAL BANK OF
                              GEORGIA


                              By:  H.H. VINING
                             Its:  Vice President


                              NATIONAL CANADA FINANCE CORP.


                              By: JOHN SCOTT COLLINS
                             Its: Vice President


                              NATIONAL WESTMINSTER BANK USA


                              By: DAVID J. MARIONE
                             Its: Vice President

                              SANWA BUSINESS CREDIT CORP.


                              By: PETER SKAVLA
                             Its: Vice President


CONSENTED AND AGREED TO:

TRIARC COMPANIES, INC.


By:  JOSEPH A. LEVATO
Its: Executive Vice President

GS HOLDINGS, INC.


By:  JOSEPH A. LEVATO
Its: Executive Vice President


GRANITEVILLE INTERNATIONAL
SALES, INC.


By:  JOHN L. BARNES
Its: Vice President



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